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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

METABASIS THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	33-0753322 (I.R.S. Employer Identification no.)
9390 Towne Centre Drive, Building 300 San Diego, CA (Address of principal executive offices)	92121 (Zip code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act Registration Statement and Number to which the form relates: 333-112437

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
n/a	n/a

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value
(Title of class)

Item 1. Description of Registrant's Securities to be Registered.

        A description of the common stock, par value $0.001 per share (the "Common Stock"), of Metabasis Therapeutics, Inc., a Delaware corporation (the "Registrant"), to be registered hereunder is contained in the section entitled "Description of Capital Stock," in the prospectus included in the Registrant's Form S-1 Registration Statement, No. 333-112437, filed with the Securities and Exchange Commission on February 3, 2004, as amended from time to time, (the "Registration Statement"), and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description of Document
3.1*	Form of Amended and Restated Certificate of Incorporation to be effective upon completion of the Registrant's initial public offering.
3.2*	Form of Amended and Restated Bylaws to be effective upon completion of the Registrant's initial public offering.
4.1*	Form of Common Stock Certificate.
4.2*	Stock Purchase Warrant dated February 6, 2001 issued to GATX Ventures, Inc.
4.3*	Warrant to Purchase 26,000 Shares of Series C Preferred Stock dated February 6, 2001 issued to GATX Ventures, Inc., as amended July 26, 2001.
4.4*	Warrant to Purchase 19,000 Shares of Series C Preferred Stock dated July 26, 2001, issued to GATX Ventures, Inc.
4.5*	Warrant to Purchase 30,666 Shares of Series D Preferred Stock dated April 8, 2002, issued to GATX Ventures, Inc.
4.6*	Form of Stock Purchase Warrant issued to participants in the Registrant's Series C Preferred Stock financing dated July 18, 2000.
4.7*	Form of Stock Purchase Warrant issued to participants in the Registrant's Series D Preferred Stock financing dated October 18, 2001.
4.8*	Form of letter agreement entered into between the Registrant and its warrantholders.
4.9*	Letter agreement dated October 18, 2001 entered into between the Registrant and Sprout Capital IX, L.P. and its affiliates.
4.10*	Series E Preferred Stock Purchase Agreement dated October 28, 2003 between the Registrant and certain of its stockholders.
4.11*	Amended and Restated Investors' Rights Agreement dated October 28, 2003 between the Registrant and certain of its stockholders.

*
Filed as an exhibit to the Registration Statement and incorporated herein by reference.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

METABASIS THERAPEUTICS, INC.
Date: May 28, 2004	By:	/s/ JOHN W. BECK John W. Beck Chief Financial Officer

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE